SECURED PROMISSORY NOTE
$2,100,000    Denver, CO
    October 1, 2024

FOR VALUE RECEIVED, urban-gro, Inc. (the “Borrower”) promises to pay in lawful money of the United States to the order of Grow Hill, LLC (“Lender”) on or before the two year anniversary of the date above, an amount not to exceed the principal sum of TWO MILLION ONE HUNDRED THOUSAND DOLLARS ($2,100,000), and to pay interest to the Lender on the outstanding principal amount of this Promissory Note in accordance with the provisions hereof.

This Promissory Note is issued pursuant to, and is subject to, that certain Loan Agreement between Borrower and Lender dated as of the date hereof (“Loan Agreement”).

The Borrower’s obligations under this Promissory Note shall be secured by and Borrower hereby grants to lender a perfected security interest against all of the tangible and intangible assets owned by Borrower, and in the Collateral, as defined in that certain Security Agreement, dated on or about the date hereof between the Borrower and the Lender. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement or Security Agreement.

This Promissory Note is subject to the following additional provisions:

Interest. Interest shall be applied on the outstanding principal amount of the Promissory Note and accrue an annual rate of 15% per annum based on calendar year of 360 days.

Monthly Payments. Subject to any adjustment resulting from prepayments or any Default Fees as may be applied (as defined and described in the Loan Agreement), The Promissory Note will be repaid in monthly installments of principal and interest based, on a straight-line amortization schedule of 24 months (or principal of $87,500 per month, subject to adjustment as set forth herein), plus any unpaid interest thereon. Monthly payments on the Promissory Note are due and payable on the 1st day of each month, commencing with the first such payment due on November 1, 2024. All remaining principal and accrued interest outstanding on the Promissory Note not paid in the monthly payments will be due and payable on the Maturity Date.

Prepayment. This Promissory Note may be repaid in whole or in part in accordance with Section 2 of the Loan Agreement. Any payment made pursuant to this Promissory Note shall be credited first to interest then due, the remainder of the payment to principal, and interest shall thereupon cease upon the principal so credited.

Event of Default. “Event of Default” shall have the meaning set forth in the Loan Agreement. Upon the occurrence and during the continuance of an Event of Default, the outstanding principal and all accrued and unpaid interest shall become immediately due and payable and shall bear interest equal to the Default Rate described in the Loan Agreement, and be payable in accordance with the Loan Agreement from the date such Event of Default occurs until the date such Event of Default is cured or waived in writing in accordance herewith.

Miscellaneous

a.Waiver. The Borrower expressly waives all notices, demands, presentments, protests, and all other suretyship and similar defenses in connection with the execution, delivery, payment and enforcement of this Promissory Note. No indulgence granted by Lender hereof in any instance shall constitute a waiver or consent to any other indulgence in any other similar or dissimilar, prior or subsequent instance. This Promissory Note may not be amended, modified, or supplemented except by written agreement signed by the Lender and the Borrower. Time is of the essence with respect to all obligations of Borrower under this Promissory Note.
b.Notices. Any and all notices or other communications or deliveries to be provided by the Lender hereunder shall be in writing and delivered personally, by facsimile, by email or sent by a nationally recognized overnight courier service, addressed to the Borrower, at the address set forth below, or such other facsimile number, email or address as the Borrower may specify for such purpose by notice to the Lender delivered in accordance with this Section.
c.Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Promissory Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Borrower agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Promissory Note or the other agreements (whether brought against Borrower or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of Denver, County of Denver (the “Denver Courts”). Borrower hereby irrevocably submits to the exclusive jurisdiction of the Denver Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Promissory Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Denver Courts, or such Denver Courts are improper or inconvenient venue for such proceeding. Borrower hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to Borrower at the address in effect for notices to it under this Promissory Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. If Lender shall commence an action or proceeding to enforce any provisions of this Promissory Note, then Lender shall be reimbursed by Borrower for its attorney’s fees and other costs and expenses reasonably incurred in the investigation, preparation and prosecution of such action or proceeding.

d.Other. To the fullest extent permitted by law, the Borrower agrees not to insist upon or plead or in any manner whatsoever claim, and shall resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, in force at the time of execution of this Promissory Note or hereafter, in connection with any action that may be brought by the Lender in order to enforce any right or remedy under this Promissory Note. Notwithstanding any provision to the contrary contained herein, it is expressly agreed and provided that the total liability of the Borrower under this Promissory Note for payments in the nature of interest shall not exceed the maximum lawful interest rate authorized under applicable law. If the effective interest rate otherwise applicable under this Promissory Note exceeds such maximum lawful interest rate, then such applicable interest rate shall be reduced so as not to exceed such maximum lawful interest rate.
e.Waiver of Jury Trial. BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS PROMISSORY NOTE, THE LOAN, THE LOAN DOCUMENTS OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OR THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

f.Partial Invalidity. If any section or provision of this Note is declared invalid or unenforceable by any court of competent jurisdiction, said determination shall not affect the validity or enforceability of the remaining terms hereof. No such determination in one jurisdiction shall affect any provision of this Note to the extent it is otherwise enforceable under the laws of any other applicable jurisdiction.
g.Full Power and Authority. Borrower has the full power and ability to execute and deliver this Note, and this Note constitutes the valid and binding obligation of Borrower, enforceable in accordance with its terms.
h.Business Purpose Declaration. Borrower hereby agrees and acknowledges that the credit to be provided to Borrower by Lender in connection with this loan is to be used wholly or predominantly for business or investment purposes (or for both purposes).

[Signature Page to Follow]

In Witness Whereof, the Borrower has caused this Promissory Note to be duly executed and delivered as of the date first above written.

urban-gro, Inc.
By: /s/ Bradley Nattrass Name: Bradley Nattrass Title: CEO

Address:

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